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                                                              FILED PURSUANT TO
                                                                RULE 424(b)(3)
                                                              FILE NO: 333-60111

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 10, 1998)

              10,079,703 Shares of Common Stock, par value $0.01
              $60,000,000 of 8.65% Senior Notes due April 1, 2003

                           Superior Financial Corp.

Selling Shareholders
Name of Holder                Number of Shares    Position with Company (if any)
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Reference is made to page 85      500
of the Prospectus
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Terms of the Offer
Name of Broker                           Phone Number
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INVEST/SUPERIOR FINANCIAL SVS           (501) 324-7404
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Anticipated Sale Date       Price per Share     Commissions
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2-4-99                         $11.25             $60.00
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Other Notes -- Discounts, restrictions, etc.
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     In connection with any sale by a Selling Shareholder hereunder, no member of the NASD will earn sales commissions, fees or other similar compensation in connection with such sale which, in the aggregate exceed 8% of the sales price of the securities being sold by such Holder.

           A COPY OF THE PROSPECTUS MUST BE DELIVERED PRIOR TO SALE TO ANY BUYER TO WHOM THESE SECURITIES ARE OFFERED FOR SALE

     See "Risk Factors" commencing on page 9 of the Prospectus for a discussion of certain factors that should be considered by prospective investors.

 THE COMMON STOCK AND SENIOR NOTES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE
      SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND OR ANY
                               GOVERNMENT AGENCY

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ON ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE

          The date of this Prospectus Supplement is February 4, 1999.
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